Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Settlement Agreement”) is entered into as of January 15, 2025 (the “Effective Date”) by and between IQVIA Inc. (“IQVIA”), on the one hand, and Onconetix, Inc. f/k/a Blue Water Vaccines and Blue Water Biotech Inc. (“Onconetix”), on the other hand (collectively referred to as the “Parties” and each a “Party”):

WHEREAS, IQVIA asserts that a balance owing for unpaid invoices exists in the amount of $194,694.26 and an early termination fee in the amount of $900,000.00 for a total balance owed of $1,094,694.26, pursuant to the Licensing and Services Master Agreement entered into by the Parties effective as of May 8, 2005, and the Sales Force Work Order # 2983696 dated July 18, 2023 between Onconetix and IQVIA CSMS Inc. (collectively, the “Agreement”);

WHEREAS, Onconetix denies that it owes any unpaid balance or that it is liable for the early termination fee;

WHEREAS, the Parties desire to avoid the risks and expenses attendant to litigation and to settle and resolve any and all claims (asserted or unasserted) between the Parties, and have determined that it is desirable and beneficial to compromise and to settle said disputes and claims in the manner and upon the terms and conditions set forth in full below, without any admission of liability by the Parties; and

WHEREAS, each of the Parties has been afforded a reasonable opportunity to consider this Settlement Agreement and the terms and conditions thereof, and each has consulted counsel in connection with the negotiation and review of this Settlement Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth below, the Parties agree as follows:

1. Payment. Onconetix agrees to pay, or to cause to be paid, to IQVIA a total of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Settlement Amount”) by wire transfer to the Leviton Law Firm in the following account:

Bank Name:

Bank Address:

ABA (wires):

Bank Account Number:

Bank Account Name:

Swift Code:

Reference:

Payment of the Settlement Amount shall be on or before January 20, 2025.

2. Mutual Releases. Notwithstanding the provisions of any law stating that a general release does not extend to claims that a party does not know of or suspect to exist in its favor at the time of executing the release, upon Onconetix’s payment of the Settlement Amount, and for and in consideration of the covenants made herein, as of the Effective Date :

(a) Release of Onconetix by IQVIA. IQVIA, on behalf of itself and its predecessors, successors, assigns, affiliates, subsidiaries, agents, owners, representatives, officers, directors, employees, administrators and trustees (the “IQVIA Releasors”), does hereby irrevocably release, acquit and forever discharge Onconetix, and each of its predecessors, successors, assigns, affiliates, subsidiaries, agents, owners, representatives, current or former officers, directors, employees, administrators and trustees (the “Onconetix Releasees”), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorney’s fees, compensation, liabilities and obligations whatsoever, in law or in equity, whether currently known or unknown, it may have had or has from the beginning of time to the date of this Settlement Agreement, including, but not limited to such debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorney’s fees, compensation, liabilities and obligations arising from or that relate in any way to the Agreement. This release does not extend to claims relating to obligations arising out of or created by this Settlement Agreement

(b) Release of IQVIA by Onconetix. Onconetix, on behalf of itself and each of its representatives, officers, directors, employees, administrators and trustees (the “Onconetix Releasors”), does hereby irrevocably release, acquit and forever discharge IQVIA, and each of its predecessors, successors, assigns, affiliates, subsidiaries, agents, owners, representatives, current or former officers, directors, employees, administrators and trustees (the “IQVIA Releasees”), of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorney’s fees, compensation, liabilities and obligations whatsoever, in law or in equity, whether currently known or unknown, it may have had or has from the beginning of time to the date of this Settlement Agreement, including, but not limited to such debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorney’s fees, compensation, liabilities and obligations arising from or that relate in any way to the Agreement. This release does not extend to claims relating to obligations arising out of or created by this Settlement Agreement.

3. Waiver of Civil Code Section 1542. The Parties acknowledge that they are familiar with the provisions of Section 1542 of the California Civil Code and expressly agree that this Settlement Agreement shall constitute a waiver and release of any claims that they may have against the other. Section 1542 of the California Civil Code provides as follows

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Party expressly acknowledges that each Party’s respective counsel has explained the effect of a waiver of Section 1542, that each Party understands its effect, and that each Party fully waives that section’s benefits.

4. Confidentiality. The Parties will forever keep this Settlement Agreement, and the contents, terms and conditions of this Settlement Agreement, in strict confidence and will not disclose or publish the contents of this Settlement Agreement to any other person who is not a Party except (i) as may be reasonably necessary to enforce the terms and conditions of this Settlement Agreement, (ii) to their respective counsel, (iii) as otherwise required by law or court order, (iv) to a regulatory body with jurisdiction over the Parties, when compelled to do so in response to a legally binding request thereby, (v) the Parties’ accountants, auditors and insurance carriers, or (vi) pursuant to the prior express written consent of all of the Parties. The Parties agree that in response to any inquiries, they will state only that the matter has been resolved to their mutual satisfaction. This confidentiality provision is a material term of this Settlement Agreement.

5. No Admission of Liability. The Parties recognize that the execution of this Settlement Agreement represents the compromise of disputed claims and that the execution of this Settlement Agreement is not to be construed as an admission of liability by any Party, which is expressly denied.

6. Governing Law. This Settlement Agreement and all rights, obligations and remedies hereunder will be governed and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles. The Parties expressly waive any and all objections they might otherwise have to the jurisdiction of the courts of the State of Delaware, including, without limitation, any objections on the grounds of personal jurisdiction.

7. Future Disputes. The Parties agree that if any dispute arises regarding this Settlement Agreement, or the terms, provisions or breach thereof, and if that dispute cannot be resolved through good faith negotiation, all disputes should be resolved only in federal or state courts located within the State of Delaware to enforce the Settlement Agreement and resolve any disputes pertaining to it.

8. Attorneys’ Fees and Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the Action and the preparation of this Agreement; provided, however, if any legal action is necessary to enforce or interpret this Agreement, the substantially prevailing party shall be entitled to reasonable attorneys’ fees and costs incurred to enforce this Agreement, as well as any other relief to which it may be entitled.

9. Non-Disparagement. Each of the Parties agrees that it will not, directly or indirectly, including through any of such Party’s current, future and former officers, managers, members, partners, owners, directors, employees or agents, disparage or impugn the character of the other Party in respect of its business performance, skills, acumen, experience, success, or integrity, or make any disparaging comments (regardless of whether they are true or not) of a personal nature concerning any current or former member, partner, officer or employee of any of the Parties to any third party, including the media or press. Each of the Parties further agrees to inform its current employees that it has settled with the other Party, that the settlement is subject to a non-disparagement clause, and that its employees should not disparage the other Party. For the avoidance of doubt, each Party has the right to correct any disparaging statement of which it learns by making a corrective statement to the source from whom it heard the disparaging statement.

Nothing in this paragraph or otherwise in this Agreement shall restrict any party from responding fully and truthfully to any subpoena or discovery request in any action or proceeding, or from responding to any inquiry from any governmental, regulatory or self-regulatory agency or organization, or from making disclosures that, in the opinion of counsel, are required under state, federal or foreign law.

10. Entire Agreement. This Settlement Agreement, including the WHEREAS clauses, is an integrated agreement and constitutes and comprises the entire agreement among the Parties with respect to the subject matter hereof. This Settlement Agreement supersedes all prior and contemporaneous oral and written, express and implied, agreements, negotiations and discussions pertaining to the Action and to the subject matter of this Settlement Agreement.

11. Modification, Amendment and Waiver. No breach of any provision hereof can be waived or discharged except in a written agreement executed by the Parties. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of the same or any other provision hereof, at any prior or subsequent time. No provision hereof may be modified, altered, amended or terminated except in a written agreement executed by all of the Parties.

12. Construction and Severability. Whenever possible, each provision of this Settlement Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Settlement Agreement is deemed unenforceable under applicable law, such provision will remain effective to the extent allowed and, notwithstanding the unenforceability of any part or all of such provision, the remaining parts of such provision and remaining provisions of this Settlement Agreement will remain in full force and effect.

13. Successors and Assigns. This Settlement Agreement will be binding upon and inure to the benefit of the Parties and each of their heirs, agents, employees, representatives, partners, members, principals, parents, subsidiaries, divisions, affiliates, officers, directors, investors, attorneys, transferors, transferees, predecessors, successors, trustees in bankruptcy, and assigns, and each and every person or entity that now or ever was a division, parent, successor, predecessor, division, affiliate, officer, director, shareholder, member, investor, employee, attorney, transferor, transferee, or subsidiary of each Party and its respective legal successors, assigns, heirs or transferees.

14. Voluntary Execution. The Parties or responsible officers, or representatives thereof, each represent and warrant that they have read this Settlement Agreement carefully and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily and no Party nor any of its representatives has made any promise, representation or warranty whatsoever, written or oral, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement.

15. No Reliance; Representation by Counsel. The Parties warrant and acknowledge that in executing this Settlement Agreement, they have not relied on and do not rely on any representations or statements made by any other Party or its attorneys except as contained herein and have not obtained and do not rely on any tax advice from the other Parties. The Parties acknowledge they are represented by and/or have consulted with legal counsel and have discussed with counsel the meaning and consequences of the terms of this Settlement Agreement.

16. Representations and Warranties. Each of the Parties represents and warrants that (i) it has the authority to enter into this Settlement Agreement; (ii) it neither has assigned nor has transferred any claim, or any interest in any claim, that otherwise would be released pursuant to this Settlement Agreement; (iii) there is no pending or, to such Party’s knowledge, threatened suit or proceeding affecting that Party before any court, governmental agency, or arbitrator that might affect the enforceability of this Settlement Agreement; and (iv) the consideration given or provided or to be given or provided in connection with this Settlement Agreement is fair consideration, reasonably equivalent in value and satisfactory in all respects to support this Settlement Agreement.

17. No Contra Proferentem. The Parties acknowledge and agree that this Settlement Agreement will be deemed to have been drafted jointly by all Parties. This Settlement Agreement will not be construed against any Party on the basis of a claim that the Party was the drafter.

18. Headings. The headings contained in this Settlement Agreement were inserted for convenience of reference only and will in no way define, describe or limit the scope of intent of this Settlement Agreement or any of the provisions hereof.

19. Execution in Counterparts. This Settlement Agreement may be executed in counterparts, and when each Party has signed and delivered at least one such counterpart to each of the other Parties each such counterpart will be deemed an original and all such counterparts taken together will constitute one and the same agreement which will be binding and effective as to all Parties. A facsimile, copy, or pdf of a signature hereto will have the same force and effect as an original signature.

IN WITNESS WHEREOF, each of the Parties has executed this Settlement Agreement on the date written below its name, respectively, effective as of the Effective Date as defined in the first paragraph hereof.

IQVIA Inc.

By:	/s/ Jojy Alex
Title:	Associate Director of Finance
Dated:	1/16/2025

Onconetix, Inc.

By:	/s/ Karina M. Fedasz
Title:	Interim Chief Financial Officer
Dated:	January 15, 2025